EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, Eldon D. Dietterick, Executive Vice President and Treasurer of Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)

The Registrants’ Quarterly report on Form 10-Q for the period ended January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the ”Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ Eldon D. Dietterick

Eldon D. Dietterick

Executive Vice President

and Treasurer

(Principal Financial Officer)

March 13, 2009